Exhibit 5

[LETTERHEAD OF ALSTON & BIRD LLP]

October 3, 2003

Highwoods Properties, Inc.

Highwoods Realty Limited Partnership

3100 Smoketree Court, Suite 600

Raleigh, NC 27604

Ladies and Gentlemen:

We are acting as counsel to Highwoods Properties, Inc., a Maryland corporation (the “Company”), and Highwoods Realty Limited Partnership, a North Carolina Limited Partnership (the “Operating Partnership”), in connection with the registration statement on Form S-3 (File Nos. 333-99499 and 333-99499-01, the “Registration Statement”), filed by the Company and the Operating Partnership with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), to register $380,000,000 in maximum aggregate offering price of debt securities of the Operating Partnership (the “Debt Securities”) and any related guarantees of the Company. This opinion letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

We have examined copies of the Company’s articles of incorporation, the Company’s bylaws and the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership and have made such further legal and factual examinations and investigations as we, in our professional judgment, have deemed appropriate to render the opinion contained herein. As to various questions of fact material to our opinions, we have relied upon certificates of, or communications with, officers of the Company.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

Highwoods Properties, Inc.

Highwoods Realty Limited Partnership

October 3, 2003

This opinion letter is based as to matters of law solely on the Maryland General Corporation Law and the North Carolina Revised Uniform Limited Partnership Act. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Operating Partnership has authority to issue the Debt Securities to be registered under the Registration Statement and when the Debt Securities have been issued and delivered for value as contemplated in the Registration Statement, such Debt Securities will be legally issued and will be binding obligations of the Operating Partnership and the Company, respectively.

To the extent that the obligations of the Company or the Operating Partnership under an indenture may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture, (ii) that the indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of the trustee, enforceable in accordance with its terms, (iii) that the trustee is in compliance, generally and with respect to acting as a trustee, under the indenture, with all applicable laws and regulations and (iv) that the trustee has the requisite organizational and legal power and authority to perform its obligations under the indenture.

The opinion set forth above is subject to the following exceptions, limitations and qualifications: (i) enforceability of the Debt Securities may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) enforceability of the Debt Securities may be limited by general principles of equity, whether enforcement is considered in a proceeding in equity or law, in the discretion of the court before which any proceeding therefor may be brought; (iii) provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy may be unenforceable; (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in the indenture; and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

The opinion expressed herein is as of the date hereof. We assume no obligation to advise you of any changes in applicable law or other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption “Legal Matters”

Highwoods Properties, Inc.

Highwoods Realty Limited Partnership

October 3, 2003

in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

ALSTON & BIRD LLP

By:	/s/ BRAD S. MARKOFF

Brad S. Markoff, Partner